Item 77C

SCUDDER DYNAMIC GROWTH FUND

The Proxy Statement on Schedule 14A for Scudder Dynamic Growth Fund (File No. 811-1702) is incorporated by reference to the Definitive Proxy Statement for such fund filed with the Securities and Exchange Commission on February 22, 2002.